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                                 AIRSENSORS, INC.
                        COMPUTATION OF NET INCOME PER SHARE
                     Three months ended July 31, 1995 and 1994

                                   ---------------

                                                       1995         1994
                                                   -----------  -----------
PRIMARY CALCULATION:

 Net income                                        $   739,244 $    623,259
 Dividends on preferred stock                         (156,187)    (122,719)
                                                   -----------  -----------
 Net income applicable to common stock                 583,057      500,540

 Add:  Effect of treasury stock on repayment
   of borrowings                                        74,901       43,740
                                                   -----------  -----------
 Net income applicable to common stock for
   calculation of net income per share                 658,061      544,280

 Weighted average number of common shares
   outstanding                                       5,642,620    5,589,108
 Dilutive effect of outstanding stock options
   and warrants (As determined by application
   of the modified treasury stock method)              999,499      956,861
                                                   -----------  -----------

 Weighted average number of common shares, as
   adjusted for calculation of net income per share  6,643,119    6,545,969
                                                   ===========  ===========
 Net income per share                                    $0.10        $0.08
                                                   ===========  ===========

FULLY DILUTED CALCULATION:

 Net income applicable to common stock for
   calculation of net income per share
   before effect of treasury stock on
   repayment of borrowings                             583,057      500,540
 Add:  Effect of treasury stock on repayment
   of borrowings                                        44,580       32,745
                                                   -----------  -----------
 Net income applicable to common stock for
   calculation of net income per share                 627,737      533,285

 Weighted average number of common
   shares outstanding                                5,642,620    5,589,108
 Dilutive effect of outstanding stock options
   and warrants (As determined by application
   of the modified treasury stock method)              999,499      956,861
                                                   -----------  -----------
 Weighted average number of common shares, as
   adjusted for calculation of net income per share  6,643,119    6,545,969
                                                   ===========  ===========
 Net income per share                                    $0.10        $0.08
                                                   ===========  ===========
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